Exhibit 10.55

DIRECTOR APPOINTMENT AGREEMENT

THIS DIRECTOR APPOINTMENT AGREEMENT (this “Agreement”), dated as of January 20, 2011, by and between Boston Properties, Inc., a Delaware corporation (the “Corporation”), and Matthew J. Lustig (the “Director”, and collectively, the “Parties”).

WHEREAS, the Corporation has requested that the Director join its board of directors (the “Board”);

WHEREAS, the Director is affiliated with Lazard Ltd., Lazard Alternative Investments LLC, Lazard Real Estate Partners LLC and their respective affiliates (collectively, “Lazard”), in various capacities including principal and manager;

WHEREAS, Lazard may from time to time directly or indirectly compete with the Corporation in the commercial real estate industry both for its own account and as agent or advisor to third party clients;

WHEREAS, as a senior executive with vast experience in the commercial real estate industry, the Director may from time to time in the future become affiliated with other competitors of the Corporation either as a principal or agent and may have opportunities presented to him that are or, if known, would be desired by the Corporation; and

WHEREAS, in order to induce the Director to join the Board, the Corporation has, with the approval of the Board as permitted by Section 122(17) of the Delaware General Corporation Law (“DGCL”), agreed to the terms herein.

NOW, THEREFORE, intending to be legally bound hereby and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Renouncement of Corporate Opportunities.

(a) Except as otherwise expressly provided in this Agreement, upon appointment of the Director to the Board, (i) the Director may engage or invest in, independently or with, for the account of or as an advisor to others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Corporation’s business, (ii) the Corporation shall not have any right in or to such business activities or ventures or to receive or share in any income or proceeds derived therefrom and (iii) the Corporation shall have no interest or expectancy, and hereby specifically renounces any interest or expectancy, in any such business activities or ventures.

(b) Without limiting the generality of Section 1(a), if the Director acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity, as defined in Section 1(c), or otherwise is then, directly or with others, exploiting any Corporate Opportunity, subject to Section 2, the Corporation shall have no interest in such Corporate Opportunity and no expectancy that such Corporate Opportunity be offered to the Corporation, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation, and for the avoidance of doubt and to the fullest extent permitted by law, the Director (i) shall have no duty to communicate or present such Corporate Opportunity to the Corporation, (ii) shall have the right to hold any such Corporate Opportunity for his own account or to recommend, sell, assign or transfer such Corporate Opportunity to Persons other than the Corporation and (iii) shall not breach any fiduciary duty to the Corporation, in the Director’s capacity as a director of the Corporation, by reason of the fact that the Director pursues or acquires such Corporate Opportunity for himself, directs, sells, assigns or transfers such Corporate Opportunity to another Person, or does not communicate information regarding such Corporate Opportunity to the Corporation.

(c) “Corporate Opportunity” shall mean an actual or potential investment or business opportunity or prospective economic advantage in which the Corporation could, but for the provisions of this Agreement, have an interest or expectancy, including, without limitation, acquisitions, dispositions, business combinations, financing or investing opportunities or other transactions.

2. Protected Opportunities. Notwithstanding Section 1 hereof, the Corporation does not renounce any interests or expectancy it may have in any Corporate Opportunity (i) that is offered to the Director if such opportunity is expressly offered to the Director in his capacity as a director of the Corporation or (ii) that has been identified or developed using any resources or confidential information of the Corporation or any of its direct or indirect subsidiaries. Nothing in this Agreement shall be construed to (1) limit the duty that the Director owes the Corporation under applicable law (i) to refrain from improperly disclosing confidential information of the Corporation to third parties without the Corporation’s consent and (ii) to refrain from improperly exploiting confidential information of the Corporation or (2) limit the ability of the Corporation or any of its direct or indirect subsidiaries to compete with the Director, any of his affiliates or clients or any other person or entity to obtain, develop or otherwise exploit a Corporate Opportunity or other investment, business opportunity or venture.

3. Board Approval. The Corporation hereby represents and warrants to the Director that the execution and delivery of this Agreement by the Corporation has been duly authorized and approved by the Board (or an authorized committee thereof) in accordance with the DGCL. During the Director’s service on the Board, he will be entitled to the same rights (including, without limitation, rights of indemnification and advancement of expenses provided by contract, charter or bylaws) that are common to all other non-employee members of the Board, as those rights may be altered or amended from time to time so long as such alteration or amendment applies to all non-employee members of the Board.

4. Director Representation. The Director hereby represents and warrants that his appointment to the Board will not result in the violation of any agreement, arrangement or understanding between the Director, on the one hand, and Lazard or any other person or entity, on the other hand.

5. Assignment. This Agreement shall inure to the benefit of and be binding upon the successors, permitted assigns, executors and heirs, as applicable, of the Corporation and the Director. The Corporation may not assign its rights, interests or obligations hereunder without the prior written consent of the Director.

6. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter of Sections 1 and 2 hereof and supersedes all prior agreements and understandings (whether written or oral) between the parties relating to such subject matter.

7. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

8. Modification; Waiver. This Agreement may not be modified except by an instrument in writing signed by the Parties. No waiver of any term or condition of this Agreement shall be construed as a waiver of any other term or condition, nor shall any waiver of any default under this Agreement be construed as a waiver of any other default.

9. Severability. In case any provision in this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

10. Section Headings. Section headings are used herein solely for convenience and shall not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

BOSTON PROPERTIES, INC., a Delaware corporation

By:  /s/  Mortimer B. Zuckerman

        Name: Mortimer B. Zuckerman

        Title: Chairman & Chief Executive Officer

/s/  Matthew J. Lustig

Matthew J. Lustig

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